                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 1, 1997


                       ENlighten Software Solutions, Inc.
               (Exact name of registrant as specified in charter)
--------------------------------------------------------------------------------


          California                   0-23446                   94-3008888
 (State or other jurisdiction   (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)
--------------------------------------------------------------------------------


999 Baker Way, Suite 500, San Mateo, California                       94404-1578
(Address of principal executive offices)                              (Zip Code)
--------------------------------------------------------------------------------


       Registrant's telephone number, including area code (650) 578-0700


          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

        ENlighten Software Solutions, Inc. (the "Company") completed the sale of the Company's Tandem systems management software product line to New Dimension Software, Inc., a wholly-owned subsidiary of New Dimension Software, Ltd. ("NDS") (the "Transaction") on October 1, 1997.

        Under the terms of the Transaction, the Company received an initial cash payment of approximately $2.3 million. In addition, the Company will receive of cash royalty payments over the next three years based on the product revenues recognized by NDS of between two and ten percent, based on the type of revenue, and up to an additional $600,000 in cash payments upon satisfaction of certain performance objectives. The Company expects to recognize a one-time pretax gain ranging between $2.3 to $2.8 million in the fourth quarter of 1997. The Company has also agreed not to compete with products that are competitive with the Tandem systems management software product line for a period of five years and not to solicit employees of NDS for a period of three years..

        The amount of consideration was determined through arms-length negotiation. There were no material relationships between the Company and NDS prior to the Transaction. In exchange for $100,000 payable in six equal monthly installments, Mr. Peter McDonald, the founder and a current director of the Company, has agreed to assist NDS in establishing business relations with Tandem-related customers and partners and to provide other currently unspecified consulting services to NDS through April 1, 1998.

ITEM 7.  FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial statements of business acquired. Not applicable.

        (b) Pro forma financial information. The Company intends to file with the Securities and Exchange Commission all required pro forma financial information within 60 days of the date of this report.

        (c) Exhibits.


  Exhibit No.                              Description
  -----------                              -----------
     10.27(1)     Agreement dated as of September 22, 1997 by and among
                  ENlighten Software Solutions, Inc., Peter J. McDonald and
                  New Dimension Software, Inc..
      99.1        Press Release dated September 23, 1997 announcing definitive agreement.

-------
(1) Confidential treatment has been requested for portions of this exhibit.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ENLIGHTEN SOFTWARE SOLUTIONS, INC.




Date:  October 15, 1997          By:    /s/ Michael A. Morgan
                                      -----------------------
                                        Michael A. Morgan
                                        Vice President, Finance and
                                        Administration, Chief Financial Officer
                                        and Secretary

                                  EXHIBIT INDEX


  Exhibit No.                          Description
  -----------                          -----------
     10.27(1)     Agreement dated as of September 22, 1997 by and among
                  Software Solutions, Inc., Peter J. McDonald
                  and New Dimension Software, Inc..
      99.1        Press Release dated September 23, 1997 announcing
                  definitive agreement.

------------
(1) Confidential treatment has been requested for portions of this exhibit.